UNITED STATES
                  SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C.  20549

                               Form 8-K

                            Current Report
     Pursuant to Section 13 or 15(d) of the Securities Act of 1934

Date of Report (Date of earliest event reported)     July 11, 2006
                  --------------------------

                 Dynasil Corporation of America
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  (Exact name of registrant as specified in its charter)

     New Jersey                   000-27503         22-1734088
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(State or other                   (Commission     (IRS Employer
jurisdiction of incorporation)    File Number) Identification No.)


            385 Cooper Road, West Berlin, New Jersey 08091
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         (Address of principal executive offices)   (ZIP Code)

Registrant's telephone number, including area code:  (856)-767-4600

                           Not Applicable
  ----------------------------------------------------------
     (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see
General Instructions A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Section 8 - Other Events

Item 8.01. Other Events

     In accordance with its previously announced growth strategy, Dynasil Corporation of America ("Dynasil") has signed a letter of intent to acquire another optical manufacturing company located in the Eastern United States. Consummation of the transaction is contingent upon several important and necessary conditions that may not be met, including completion of due diligence, obtaining required financing from outside sources on acceptable terms, and negotiation, execution and performance of a definitive acquisition agreement, and related other agreements and documents. The proposed acquisition candidate supplies optical components, products and services to markets related to those currently served by Dynasil and its Optometrics Corporation subsidiary ("Optometrics"). Dynasil expects that, if consummated, the acquisition will close at or before the end of its current fiscal year on September 30, 2006.



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SIGNATURES

     Pursuant to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                         DYNASIL CORPORATION OF AMERICA
                                   (Registrant)

Date: July 11, 2006      By:        /s/
                               Craig T. Dunham
                               President